Execution Version

AMENDMENT TO FIRST LIEN CREDIT AND GUARANTY AGREEMENT

This AMENDMENT dated as of February 24, 2014 (this “Amendment”) to the Credit Agreement referred to below by and among American Casino & Entertainment Properties LLC, a Delaware limited liability company (the “Borrower”), certain subsidiaries of the Borrower as Guarantors (the “Guarantors”), the Lenders party hereto (as defined below), the Repricing Term Lenders referred to herein (whether pursuant to the execution and delivery of a Lender Consent or a Joinder, as applicable) and Deutsche Bank AG New York Branch (“DBNY”), as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”).

RECITALS

WHEREAS, the Borrower, the Guarantors, the several Lenders (as defined in the Credit Agreement) from time to time parties thereto and the Administrative Agent, have entered into that certain First Lien Credit and Guaranty Agreement, dated as of July 3, 2013, among the Borrower, the Guarantors, the lenders party thereto, the other parties party thereto, Goldman Sachs Lending Partners LLC (the “Left Lead Arranger”) and Deutsche Bank Securities Inc. (“DBSI”, and together with the Left Lead Arranger, the “Joint Lead Arrangers”) (together with all exhibits and schedules attached thereto, as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”; capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement);

WHEREAS, the Borrower has requested that the Credit Agreement be amended as set forth in the pages of the Credit Agreement attached hereto as Exhibit A (the Credit Agreement, together with such pages, the “Amended Credit Agreement”) so as to, among other things, provide for a new tranche of term loans thereunder (the “Repriced Term Loans”), in an aggregate principal amount of $213,925,000, which term loans would be used to refinance the Term Loans outstanding under the Credit Agreement immediately prior to the effectiveness of this Amendment (the “Existing Term Loans”) through an exchange and which, except as modified hereby, would have the same terms as the Existing Term Loans under the Credit Agreement;

WHEREAS, each Lender holding Existing Term Loans (collectively, the “Existing Term Lenders”) that executes and delivers a consent to this Amendment (a “Lender Consent”) (collectively, the “Exchanging Term Lenders”) will be deemed (i) to have agreed to the terms of this Amendment, (ii) to have agreed to exchange (as further described in the Lender Consent) an aggregate principal amount of its Existing Term Loans for Repriced Term Loans in a principal amount equal to the amount notified to such Exchanging Term Lender by the Left Lead Arranger and (iii) upon the Amendment Effective Date to have exchanged (as further described in the Lender Consent) such amount of its Existing Term Loans for Repriced Terms Loans in an equal principal amount, which will be effectuated either by exercising a cash-less exchange option or through a cash settlement option selected by such Lender on its signature page hereto;

WHEREAS, each Person that executes and delivers an incremental term loan assumption agreement to this Amendment in the form of the “Joinder” attached hereto as Annex I (a “Joinder”) (each, an “Additional Term Lender” and, together with the Exchanging Term Lenders, the “Repricing Term Lenders”) will be deemed (i) to have agreed to the terms of this Amendment and (ii) to have committed to make Repriced Term Loans to the Borrower on the Amendment Effective Date (the “Additional Term Loans”), in the amount notified to such Additional Term Lender by the Left Lead Arranger (but in no event greater than the amount such Person committed to make as Additional Term Loans);

WHEREAS, the aggregate proceeds of the Additional Term Loans will be used by the Borrower to repay in full the outstanding principal amount of the Existing Term Loans that are not exchanged for Repriced Term Loans by the Existing Term Lenders;

WHEREAS, the Borrower has requested that Lenders constituting the Requisite Lenders consent to certain transactions and agree to certain amendments to the Credit Documents;

WHEREAS, the Requisite Lenders and the Lenders party hereto are willing, on the terms and subject to the conditions set forth below, to consent to the amendment of the Credit Agreement;

WHEREAS, the Borrower has requested the Exchanging Term Lenders to waive the provisions of Section 2.18(c) of the Credit Agreement requiring that accrued and unpaid interest on the Exchanged Term Loans be paid on the Amendment Effective Date, and the Exchanging Term Lenders have agreed that such accrued and unpaid interest on the Exchanged Term Loans shall be instead paid on the first Interest Payment Date immediately following the Amendment Effective Date; and

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I

DEFINITIONS

Section 1.1           Certain Definitions. Capitalized terms used (including in the preamble and recitals hereto) but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. As used in this Amendment:

“Additional Term Lenders” is defined in the fourth recital hereto.

“Additional Term Loans” is defined in the fourth recital hereto.

“Amendment” is defined in the preamble hereto.

“Amendment Effective Date” means the date on which the conditions set forth in Article IV of this Amendment are satisfied or waived.

“Credit Agreement” is defined in the first recital hereto.

“Exchanged Term Loan” is defined in Section 3.1 hereof.

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“Exchanging Term Lenders” is defined in the third recital hereto.

“Existing Term Lenders” is defined in the third recital hereto.

“Existing Term Loans” is defined in the second recital hereto.

“Joinder” is defined in the fourth recital hereto.

“Left Lead Arranger” is defined in the first recital hereto.

“Lender Consent” is defined in the third recital hereto.

“Non-Exchanging Term Lenders” means each Existing Term Lender that is not an Exchanging Term Lender.

“Repricing Term Lenders” is defined in the fourth recital hereto.

“Repriced Term Loans” is defined in the second recital hereto.

Article II

AMENDMENTS TO CREDIT AGREEMENT

Section 2.1           Amendment of Existing Credit Agreement. The Borrower, the Guarantors, the Requisite Lenders, the other Lenders party hereto and other parties party hereto agree that on the Amendment Effective Date, the Credit Agreement shall hereby be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached hereto as Exhibit A.

Section 2.2           Acknowledgement. On and after the Amendment Effective Date, unless the context shall otherwise require, each reference in the Amended Credit Agreement to “Term Loans” shall be deemed a reference to the Repriced Term Loans contemplated hereby. As of the Amendment Effective Date, after giving effect to the Amendment, the aggregate outstanding principal of amount of “Term Loans” is $213,925,000 (after giving effect to any principal amortization payments made on or prior to the Amendment Effective Date).

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Article III

EXCHANGE OF EXISTING TERM LOANS; AGREEMENT TO MAKE ADDITIONAL TERM LOANs

Section 3.1           Exchange and Repayment of Existing Term Loans.

a)          On the terms and subject to the satisfaction (or waiver) of the conditions set forth in Article IV hereof, (i) each Exchanging Term Lender agrees that, as of the Amendment Effective Date, an aggregate principal amount of its Existing Term Loans (the “Exchanged Term Loans”) equal to the amount notified to such Exchanging Term Lender by the Left Lead Arranger will be exchanged for Repriced Term Loans through a cashless rollover or a cash settlement, as further described in such Exchanging Term Lender’s Lender Consent and (ii) the Borrower agrees that on the Amendment Effective Date, all existing Term Loan Notes of any Exchanging Term Lenders will, at the request of such Exchanging Term lender, be exchanged for new Term Loan Notes in respect of the Repriced Term Loans.

b)         On the terms and subject to the satisfaction (or waiver) of the conditions set forth in Article IV hereof, on the Amendment Effective Date, (i) each Exchanging Term Lender agrees that an aggregate principal amount of its Existing Term Loans not being exchanged either through a cashless rollover or a cash settlement, as further described in such Exchanging Term Lender’s Lender Consent, equal to the amount notified to such Exchanging Term Lender by the Left Lead Arranger, including all unpaid and accrued interest thereon up to and including the Amendment Effective Date, will be repaid in full and (ii) each Non-Exchanging Term Lender agrees that the aggregate principal amount of its Existing Term Loans, including all unpaid and accrued interest thereon up to and including the Amendment Effective Date, will be repaid in full.

Section 3.2           Agreement to Make Additional Term Loans. On the terms and subject to the satisfaction (or waiver) of the conditions set forth in Article IV hereof, each Additional Term Lender agrees to make Additional Term Loans equal to the amount notified to such Additional Term Lender by the Left Lead Arranger (but in no event greater than the amount such Person committed to make as Additional Term Loans), on the Amendment Effective Date, and each Additional Term Lender shall be a “Lender” under the Credit Agreement as of such date. Amounts paid or prepaid in respect of Additional Term Loans may not be reborrowed.

Section 3.3           Other Provisions Regarding Term Loans. On the Amendment Effective Date, the Borrower shall apply the aggregate proceeds of the Additional Term Loans to prepay in full the principal amount of all Existing Term Loans other than Exchanged Term Loans. The exchange of Exchanged Term Loans for Repriced Term Loans and the repayment of Existing Term Loans (other than the Exchanged Term Loans) with the proceeds of the Additional Term Loans contemplated hereby collectively constitute a Repricing Transaction pursuant to the provisions of Section 2.13(c) of the Credit Agreement and shall be subject to the provisions of Section 2.13(c) of the Credit Agreement. The commitments of the Additional Term Lenders and the refinancing undertakings of the Exchanging Term Lenders are several and not joint and no such Repricing Term Lender will be responsible for any other Repricing Term Lender’s failure to make or acquire by refinancing Repriced Term Loans. Notwithstanding anything herein or in the Amended Credit Agreement to the contrary, the aggregate principal amount of the Repriced Term Loans will not exceed the aggregate principal amount of the Existing Term Loans outstanding immediately prior to the Amendment Effective Date. Each of the parties hereto acknowledges and agrees that the terms of this Amendment do not constitute a novation but, rather, an amendment of the terms of a pre-existing Indebtedness and related agreement, as evidenced by the Amended Credit Agreement.

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Section 3.4           Interest; Breakage; Prepayments

(a)          The Borrower hereby agrees that it shall (x) pay to the Administrative Agent for the account of the Lenders any amounts payable under Section 2.13(c) of the Credit Agreement and (y) together with any prepayment of the Existing Term Loans of any Non-Exchanging Term Lender, pursuant to this Amendment, pay the Non-Exchanging Term Lenders, on the Amendment Effective Date, (i) accrued and unpaid interest to and including the Amendment Effective Date, on the amount of Existing Term Loans prepaid pursuant to this Amendment and (ii) any compensation required to be paid pursuant to the provisions of Section 2.18(c) of the Credit Agreement if the Amendment Effective Date occurs other than on the last day of the Interest Period relating to the Term Loans held by such Non-Exchanging Term Lender;

(b)          Each Exchanging Term Lender hereby waives any right to receive any payments under Section 2.18(c) of the Credit Agreement as a result of the prepayment or conversion of any Existing Term Loans into Repriced Term Loans pursuant to this Amendment; and

(c)          It is understood and agreed that the Borrower, in coordination with the Left Lead Arranger and the Administrative Agent, may elect on or prior to the Amendment Effective Date that the Repriced Term Loans be Eurodollar Loans having an Interest Period specified by the Borrower as provided in the following sentence, regardless of whether the Amendment Effective Date is the last day of an Interest Period with respect to such Exchanged Term Loans that are converted into Repriced Term Loans. The Borrower may, on or prior to the Amendment Effective Date, specify that the Interest Period for the Repriced Term Loans be a period commencing on the Amendment Effective Date and ending on March 31, 2014.

Section 3.5           Limited Interest Payment Waiver. Subject to the satisfaction of the conditions precedent set forth in Article IV, the undersigned Exchanging Term Lenders hereby waive the payment of accrued and unpaid interest due on the Amendment Effective Date and agree that interest on the Exchanged Term Loans shall continue to accrue pursuant to the terms of the Credit Agreement and all such accrued and unpaid interest shall be paid in arrears on the next Interest Payment Date immediately following the Amendment Effective Date. The waiver set forth in this Section 3.5 shall be limited precisely as written and shall not be deemed to (i) except as expressly provided herein, be a consent to any amendment, waiver or modification of any term or condition of the Credit Agreement or (ii) prejudice any right or rights that the Administrative Agent or the Lenders may have or may have in the future under or in connection with the Credit Agreement, except as expressly provided herein.

Section 3.6           No Funding Notice Required. The parties hereto agree that, notwithstanding anything to the contrary set forth herein or the Credit Agreement the Borrower shall be deemed to have delivered any funding notice required in connection with the Amendment Effective Date and shall be deemed to have requested that all Term Loans made, deemed made or converted from existing term loans on the Amendment Effective Date, shall have an interest period ending on March 31, 2014, and the Administrative Agent agrees to such interest period.

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Article IV

CONDITIONS TO EFFECTIVENESS

The effectiveness of this Amendment (including the amendments contained in Article II, the acknowledgement contained in Section 2.2 and agreements contained in Article III) are subject to the satisfaction (or waiver) of the following conditions, as determined by the Joint Lead Arrangers:

Section 4.1           This Amendment shall have been duly executed by the Borrower, the Guarantors, the Requisite Lenders, the Repricing Term Lenders (whether pursuant to the execution and delivery of a Lender Consent or a Joinder, as applicable), the Administrative Agent and the Collateral Agent, and delivered to the Administrative Agent and the Joint Lead Arrangers. The Joinders shall have been duly executed by each Additional Term Lender, such that, upon such execution by all Additional Term Lenders, the aggregate principal amount of the Exchanged Term Loans and the Additional Term Loans is equal to the aggregate principal amount of the Existing Term Loans outstanding immediately prior to the effectiveness of the amendments, acknowledgement and agreements contained herein;

Section 4.2           The Joint Lead Arrangers and the Administrative Agent shall have received all fees due and payable under the certain letter agreements dated as of February 9, 2014, and February 20, 2014, as applicable, by and between the Borrower, the applicable Joint Lead Arranger and the Agent, as applicable;

Section 4.3           The Joint Lead Arrangers and the Administrative Agent shall have received, on behalf of the Joint Lead Arrangers, the Administrative Agent, the Collateral Agent and the Lenders, (i) the favorable written opinion of Sullivan & Cromwell, LLP, counsel for the Borrower, in form and substance satisfactory to the Joint Lead Arrangers and the Administrative Agent, and (ii) the favorable written opinion of Lewis Roca Rothgerber LLP, local counsel for the Borrower, in form and substance satisfactory to the Joint Lead Arrangers and the Administrative Agent; in each case, (A) dated the Amendment Effective Date, (B) addressed to the Joint Lead Arrangers, the Administrative Agent, the Collateral Agent and the Lenders, and (C) covering such matters relating to this Amendment and the transactions contemplated hereby as the Joint Lead Arrangers and the Administrative Agent shall reasonably request, and the Borrower hereby requests such counsel to deliver such opinions;

Section 4.4           The Joint Lead Arrangers and the Administrative Agent shall have received a certificate signed by an Authorized Officer of the Borrower as to the matters set forth in Sections 4.7 and 4.8 of this Article IV;

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Section 4.5           The Joint Lead Arrangers and the Administrative Agent shall have received with respect to the Borrower and each of the Guarantors (i) certificates of good standing as of a recent date issued by the appropriate Governmental Authority of the state or jurisdiction of its incorporation or organization, where applicable and (ii) a certificate of the Secretary or Assistant Secretary of the Borrower and each of the Guarantors dated the Amendment Effective Date and certifying to the effect (A) that attached thereto are copies of each Organizational Documents of the Borrower and/or each of the Guarantors and, to the extent applicable, certified as of the Amendment Effective Date or a recent date prior thereto by the secretary of state of the state of its organization, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or other governing body of the Borrower and/or each of the Guarantors (and, if applicable, any parent company of the Borrower) authorizing the execution, delivery and performance of this Amendment and any related Credit Documents and the borrowings hereunder and thereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (C) as to the incumbency and specimen signature of each officer executing any Credit Document or any other document delivered in connection herewith on behalf of the Borrower and each of the Guarantors;

Section 4.6           No Default or Event of Default has occurred and is continuing under the Credit Agreement both before and immediately after giving effect to the transactions contemplated hereby;

Section 4.7           The representations and warranties of the Borrower and each of the Guarantors set forth in Article V of this Amendment are true and correct;

Section 4.8           The Joint Lead Arrangers and the Administrative Agent shall have received a Solvency Certificate from the Borrower demonstrating that after giving effect to the consummation of the transactions contemplated by this Amendment, the Borrower and its Restricted Subsidiaries, taken as a whole, are Solvent.

Section 4.9           The Borrower shall have applied, concurrently with the exchange of the Exchanged Term Loans for Repriced Term Loans and the making of the Additional Term Loans (if any), the aggregate proceeds of the Additional Term Loans (if any) to prepay in full the principal amount of all Existing Term Loans other than Exchanged Term Loans. The Borrower shall have, concurrently with the exchange of the Exchanged Term Loans for Repriced Term Loans and the making of the Additional Term Loans (if any) (a) paid all premiums on the aggregate principal amount of the Existing Term Loans and all amounts due under Section 3.4 hereunder and (b) paid to all Non-Exchanging Term Lenders all indemnities, cost reimbursements and other Obligations, if any, then due and owing to such Non-Exchanging Term Lenders under the Credit Documents (prior to the effectiveness of this Amendment) and of which the Borrower has been notified;

Section 4.10         The Borrower shall have provided, at least three Business Days prior to the Amendment Effective Date, the documentation and other information to the Joint Lead Arrangers, the Administrative Agent and the Repricing Term Lenders that are required by regulatory authorities under the applicable “know-your-customer” rules and regulations and anti-money laundering rules and regulations, including the Patriot Act and that have been reasonably requested by the Repricing Term Lenders at least five Business Days prior to the Amendment Effective Date;

Section 4.11         The Borrower shall have paid the Administrative Agent for the account of each Lender under the Credit Agreement (as in effect immediately prior to the effectiveness of this Amendment), a fee equal to 1.00% of the aggregate principal amount of the Term Loans of such Lender as required pursuant to Section 2.13(c) of the Credit Agreement; and

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Section 4.12         The Administrative Agent shall have received (i) fully executed and notarized modifications of each Mortgage (each, a “Mortgage Modification”), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each applicable Closing Date Mortgaged Property and (ii) a datedown endorsement to the applicable Title Policy with respect to each such Mortgage Modification, executed by the applicable title company, in form and substance reasonably satisfactory to the Administrative Agent, dating down the effectiveness of such Title Policy.

Article V

REPRESENTATIONS AND WARRANTIES

To induce the other parties hereto to enter into this Amendment, the Borrower and each of the Guarantors represents and warrants to each of the Lenders, the Joint Lead Arrangers and the Administrative Agent that, as of the Amendment Effective Date:

(a)          This Amendment has been duly authorized, executed and delivered by the Borrower and the Guarantors and constitutes, and the Amended Credit Agreement (as to the Borrower and each of the Guarantors) constitutes, its legal, valid and binding obligation, enforceable against the Borrower and each of the Guarantors party hereto or thereto in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally, and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(b)          The representations and warranties of the Borrower and each of the Guarantors set forth in the Amended Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the Amendment Effective Date (immediately after giving effect to this Amendment), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that, in such case, such materiality qualifier shall not be applicable to any representation or warranty that is already qualified or modified by materiality in the text therof;

(c)          After giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing on the Amendment Effective Date; and

(d)          Immediately prior to and immediately after the consummation of the transactions contemplated under this Amendment on the Amendment Effective Date, after taking into account all applicable rights of indemnity and contribution, the Borrower and its subsidiaries on a consolidated basis, are Solvent.

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Article VI

Effects on Credit Documents

Except as specifically amended herein, all Credit Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Credit Documents, nor constitute a waiver of any provision of the Credit Documents or in any way limit, impair or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Documents. The Borrower and each of the Guarantors acknowledges and agrees that, on and after the Amendment Effective Date, this Amendment, the Joinders and each of the other Credit Documents to be executed and delivered by the Borrower in connection herewith shall constitute a Credit Document for all purposes of the Amended Credit Agreement. On and after the Amendment Effective Date, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement, and this Amendment and the Amended Credit Agreement shall be read together and construed as a single instrument. Nothing herein shall be deemed to entitle the Borrower nor the Guarantors to a further consent to, or a further waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Credit Document in similar or different circumstances.

Article VII

MISCELLANEOUS

Section 7.1           Expenses. The Borrower hereby confirms that the indemnification provisions set forth in Section 10.3 of the Amended Credit Agreement shall apply to this Amendment and such losses, claims, damages, liabilities, costs and expenses (as more fully set forth therein as applicable) which may arise herefrom or in connection herewith.

Section 7.2           New Arrangers and Syndication Agents. The Borrower and the Repricing Term Lenders agree that DBSI shall be entitled to the privileges, indemnification, immunities and other benefits afforded to the Agents and Arrangers pursuant to Sections 9 and 10.3 of the Amended Credit Agreement and (b) except as otherwise agreed to in writing by the Borrower and the Joint Lead Arrangers shall have no duties, responsibilities or liabilities with respect to this Amendment, the Amended Credit Agreement or any other Loan Document.

Section 7.3           Consents. For purposes of Section 10.6 of the Amended Credit Agreement, the Borrower hereby consents to any assignee of the Left Lead Arranger or any of its Affiliates becoming a Repricing Term Lender in connection with the initial syndication of the Repriced Term Loans to the extent the inclusion of such assignee in the syndicate had been disclosed to and agreed to by the Borrower prior to the Amendment Effective Date.

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Section 7.4           Amendments; Execution in Counterparts; Severability.

(a)          Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

(b)          This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Borrower, each of the Guarantors, the Lenders party hereto and the Administrative Agent; and

(c)          In the event any one or more of the provisions contained in this Amendment should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.5           Reaffirmation. The Borrower and each of the Guarantors, as party to the Credit Agreement, the Pledge and Security Agreement and the other Credit Documents, in each case as amended, supplemented or otherwise modified from time to time, hereby (i) acknowledges and agrees that the Repriced Term Loans are Loans and the Repricing Term Lenders are Lenders, and that all of its obligations under the Credit Agreement, the Pledge and Security Agreement and the other Credit Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms (A) each Lien granted by it to the Collateral Agent for the benefit of the Secured Parties and (B) the guaranties made by it pursuant to the Credit Agreement, (iii) acknowledges and agrees that the grants of security interests by the Borrower and each of the Guarantors contained in the Pledge and Security Agreement and any other Collateral Document shall remain, in full force and effect after giving effect to the Amendment, and (iv) agrees that the Obligations include, among other things and without limitation, the prompt and complete payment and performance by the Borrower when due and payable (whether at the stated maturity, by acceleration or otherwise) of principal and interest on, and premium (if any) on, the Repriced Term Loans under the Amended Credit Agreement. Nothing contained in this Amendment shall be construed as substitution or novation of the obligations outstanding under the Credit Agreement or the other Loan Documents, which shall remain in full force and effect, except to any extent modified hereby.

Section 7.6           Administrative Agent. The Borrower acknowledges and agrees that DBNY in its capacity as administrative agent and collateral agent under the Credit Agreement will serve as Administrative Agent under this Amendment and under the Amended Credit Agreement.

Section 7.7           Governing Law; Waiver of Jury Trial; Jurisdiction. This Amendment shall be construed in accordance with and governed by the law of the State of New York. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT, THE AMENDED CREDIT AGREEMENT OR ANY OTHER Credit DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN. The provisions of Section 10.16 of the Amended Credit Agreement are incorporated herein by reference.

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Section 7.8           Headings. Section headings in this Amendment are included herein for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

Section 7.9           Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF or other electronic means shall have the same force and effect as manual signatures delivered in person.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

By:	/s/ Frank V. Riolo
	Name:	Frank V. Riolo
	Title:	Chief Executive Officer

ACEP ADVERTISING AGENCY, LLC

By:	/s/ Frank V. Riolo
	Name:	Frank V. Riolo
	Title:	Chief Executive Officer

ACEP INTERACTIVE, LLC

By:	Phyllis A. Gillard
	Name:	Phyllis A. Gillard
	Title:	General Counsel and Secretary

ACEP MANAGEMENT, LLC

By:	Phyllis A. Gillard
	Name:	Phyllis A. Gillard
	Title:	General Counsel and Secretary

AQUARIUS GAMING LLC

By:	/s/ Frank V. Riolo
	Name:	Frank V. Riolo
	Title:	Chief Executive Officer

ARIZONA CHARLIE’S, LLC

By:	/s/ Frank V. Riolo
	Name:	Frank V. Riolo
	Title:	Chief Executive Officer

[Signature Page Amendment]

CHARLIE’S HOLDING LLC

By:	/s/ Frank V. Riolo
	Name:	Frank V. Riolo
	Title:	Chief Executive Officer

FRESCA, LLC

By:	/s/ Frank V. Riolo
	Name:	Frank V. Riolo
	Title:	Chief Executive Officer

STRATOSPHERE DEVELOPMENT, LLC

By:	/s/ Frank V. Riolo
	Name:	Frank V. Riolo
	Title:	Chief Executive Officer

STRATOSPHERE ENTERTAINMENT L.L.C.

By:	/s/ Frank V. Riolo
	Name:	Frank V. Riolo
	Title:	Chief Executive Officer

STRATOSPHERE GAMING LLC,

By:	/s/ Frank V. Riolo
	Name:	Frank V. Riolo
	Title:	Chief Executive Officer

STRATOSPHERE HOLDING, LLC,

By:	/s/ Frank V. Riolo
	Name:	Frank V. Riolo
	Title:	Chief Executive Officer

STRATOSPHERE LAND LLC,

By:	/s/ Frank V. Riolo
	Name:	Frank V. Riolo
	Title:	Chief Executive Officer

[Signature Page Amendment]

STRATOSPHERE LEASING, LLC,

By:	/s/ Frank V. Riolo
	Name:	Frank V. Riolo
	Title:	Chief Executive Officer

W2007 AQUARIUS PROPCO, LLC, a Delaware limited liability company

By:	/s/ Frank V. Riolo
	Name:	Frank V. Riolo
	Title:	Chief Executive Officer

W2007 FRESCA PROPCO, LLC,
a Delaware limited liability company

By:	/s/ Frank V. Riolo
	Name:	Frank V. Riolo
	Title:	Chief Executive Officer

W2007 STRATOSPHERE PROPCO, LLC, a Delaware limited company,

By:	/s/ Frank V. Riolo
	Name:	Frank V. Riolo
	Title:	Chief Executive Officer

W2007 STRATOSPHERE LAND PROPCO, LLC, a Delaware limited company,

By:	/s/ Frank V. Riolo
	Name:	Frank V. Riolo
	Title:	Chief Executive Officer

W2007 ARIZONA CHARLIES PROPCO, LLC a Delaware limited company,

By:	/s/ Frank V. Riolo
	Name:	Frank V. Riolo
	Title:	Chief Executive Officer

[Signature Page Amendment]

W2007 ARIZONA CHARLIE’S PROPCO, LLC

By:	/s/ Frank V. Riolo
	Name:	Frank V. Riolo
	Title:	Chief Executive Officer

[Signature Page Amendment]

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent and Collateral Agent

By:	/s/ Mary Kay Coyle
	Name:	Mary Kay Coyle
	Title:	Managing Director

By:	Kirk L. Tashjian
	Name:	Kirk L. Tashjian
	Title:	Vice President

[Signature Page Amendment]

Signature Page to Amendment to First Lien Credit and Guaranty Agreement

(Lender Consent)

The undersigned which is an Existing Term Lender hereby consents to the amendments reflected in Amendment to First Lien Credit and Guaranty Agreement, dated as of February 24, 2014 (this “Amendment”), among American Casino & Entertainment Properties LLC, a Delaware limited liability company (the “Borrower”), certain subsidiaries of the Borrower as Guarantors (the “Guarantors”), the Lenders party thereto, the Repricing Term Lenders referred to therein and Deutsche Bank AG New York Branch, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”), in its capacity as Administrative Agent, assisting Goldman Sachs Lending Partners LLC (the “Left Lead Arranger”) in connection with the Amendment. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Amendment. If such Existing Term Lender is a Repricing Term Lender, such Lender, if and only if it indicates below, hereby further agrees as follows:

Check Either Box (1) or Box (2)

(1)	☐	CASHLESS ROLLOVER OPTION

☐	ALL OF EXISTING TERM LOANS

☐	OTHER PRINCIPAL AMOUNT (IF LESS THAN ALL): $ ______

The undersigned Existing Term Lender hereby irrevocably and unconditionally approves of and consents to the Amendment and consents to the exchange (on a cashless basis) of 100% of the outstanding principal amount of the Existing Term Loans held by such Lender (or such lesser amount designated by such Lender in the paragraph above or allocated to such Lender by the Left Lead Arranger) for a Repriced Term Loan in a like principal amount. The undersigned acknowledges that if the Existing Term Lender opts to exchange (on a cashless basis) less than 100% of the principal amount of the Existing Term Loans held by it, or if the Left Lead Arranger allocates to such Lender less than 100% of the principal amount of the Existing Term Loans held by it, in each case, the balance will be repaid upon effectiveness of the Amendment if the Amendment becomes effective.

(2)	☐	CASH SETTLEMENT OPTION

☐	ALL OF EXISTING TERM LOANS

☐	OTHER PRINCIPAL AMOUNT (IF LESS THAN ALL): $_______

LC-1

The undersigned Existing Term Lender hereby irrevocably and unconditionally approves of and consents to the Amendment and consents to the exchange, by way of prepayment by the Borrower and re-lending by such Existing Term Lender, of 100% of the outstanding principal amount of the Existing Term Loans held by such Lender (or such lesser amount designated by such Lender in the paragraph above or allocated to such Lender by the Left Lead Arranger) on the Amendment Effective Date and that such Existing Lender shall make Repriced Term Loans in cash in a like principal amount pursuant to instructions provided to such Lender by the Administrative Agent prior to the settlement date. The undersigned acknowledges that if the Existing Term Lender opts to exchange (on a cashless basis) less than 100% of the principal amount of the Existing Term Loans held by it, or if the Left Lead Arranger allocates to such Lender less than 100% of the principal amount of the Existing Term Loans held by it, in each case, the balance will be repaid upon effectiveness of the Amendment if the Amendment becomes effective.

LC-2

(Full Legal Name of Institution)

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

[Signature Page Lender’s Consent]

LC-3

ANNEX I

JOINDER

This JOINDER, dated as of [•], 2014 (this “Joinder”), by and among ______________________ (the “Additional Term Lender”), American Casino & Entertainment Properties LLC, a Delaware limited liability company (the “Borrower”), certain subsidiaries of the Borrower as Guarantors (the “Guarantors”), and Deutsche Bank AG New York Branch (the “Administrative Agent”).

RECITALS:

WHEREAS, reference is hereby made to the Amendment to First Lien Credit and Guaranty Agreement, dated as of February 24, 2014 (the “Amendment”) among the Borrower, the Guarantors, the Repricing Term Lenders referred to therein (whether pursuant to the execution and delivery of a Lender Consent or a Joinder, as applicable), the Administrative Agent and the Collateral Agent, to the First Lien Credit and Guaranty Agreement dated as of July 3, 2013 (as amended by the Amendment, and as further amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), among the Borrower, the Guarantors, the Lenders (as defined in the Credit Agreement), the Administrative Agent and the Collateral Agent, the other parties party thereto, Goldman Sachs Lending Partners LLC (the “Left Lead Arranger”) and Deutsche Bank Securities Inc., as joint lead arrangers, joint bookrunners and co-syndication agents. All capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Credit Agreement or the Amendment, as applicable.

WHEREAS, pursuant to the terms of the Amendment, the Borrower has established Repriced Term Loans with Exchanging Term Lenders and/or Additional Term Lenders; and

WHEREAS, subject to the terms and conditions of the Credit Agreement and the Amendment, Additional Term Lenders may become Lenders pursuant to one or more Joinders.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

The Additional Term Lender hereby agrees to make Repriced Term Loans in the amount notified to such Additional Term Lender by the Left Lead Arranger but not to exceed the amount set forth on its signature page hereto pursuant to and in accordance with the Credit Agreement and the Amendment. The Repriced Term Loans provided pursuant to this Joinder shall be subject to all of the terms in the Credit Agreement and the Amendment and to the conditions set forth in the Credit Agreement and the Amendment, and shall be entitled to all the benefits afforded by the Credit Agreement and the other Credit Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Credit Documents. The Additional Term Lender, the Borrower and the Administrative Agent acknowledge and agree that the Repriced Term Loans provided pursuant to this Joinder shall constitute Term Loans for all purposes of the Credit Agreement and the other applicable Credit Documents.

I-1

By executing and delivering this Joinder, the Additional Term Lender shall be deemed to confirm to and agree with the other parties hereto as follows: (i) such Additional Term Lender is legally authorized to enter into this Joinder and the Credit Agreement; (ii) such Additional Term Lender confirms that it has received a copy of this Joinder, the Amendment and the Credit Agreement, together with copies of the most recent financial statements referred to in Section 3.1 of the Credit Agreement or delivered pursuant to Section 5.1 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder, the Amendment and the Credit Agreement; (iii) such Additional Term Lender will independently and without reliance upon the Left Lead Arranger, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Joinder, the Amendment and the Credit Agreement; (iv) such Additional Term Lender appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Joinder, the Amendment, the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (v) such Additional Term Lender agrees that it will perform in accordance with their terms all the obligations which by the terms of this Joinder, the Amendment and the Credit Agreement are required to be performed by it as a Lender.

Upon (i) the execution of a counterpart of this Joinder by the Additional Term Lender, the Administrative Agent and the Borrower and (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of telecopy or other electronic transmission) hereof, the Additional Term Lender shall become a Lender under the Credit Agreement, effective as of the Amendment Effective Date and shall be subject to and bound by the terms thereof and shall perform all obligations and shall have all rights of a Lender thereunder.

Delivered herewith by the Additional Term Lender to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as the Additional Term Lender may be required to deliver to the Administrative Agent pursuant to the Credit Agreement.

This Joinder may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

This Joinder is an Incremental Term Loan Assumption Agreement in respect of the Additional Term Loans. The Additional Term Loans are subject to amortization payable in accordance with the provisions under Section 2.12 of the Credit Agreement.

This Joinder is a “Credit Document.”

This Joinder, the Amendment, the Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

I-2

THIS JOINDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

In the event any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

This Joinder may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed signature page to this Joinder by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Joinder.

[Remainder of page intentionally left blank.]

I-3

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder as of the date first written above.

[NAME OF ADDITIONAL TERM LENDER]

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

I-4

deutsche bank AG NEW YORK BRANCH,
as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

I-5

EXHIBIT A

Changed Pages

A-1

PUBLISHED DEAL CUSIP NO. 02504CAC4

PUBLISHED TERM LOAN FACILITY CUSIP NO. US02504CAD20

PUBLISHED REVOLVING FACILITY CUSIP NO. US02504CAE03

________________________________________________________

FIRST LIEN CREDIT AND GUARANTY AGREEMENT

dated as of July 3, 2013
as amended by
Amendment to First Lien Credit and Guaranty Agreement
on February 24, 2014

among

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC,

as Borrower,

CERTAIN SUBSIDIARIES OF BORROWER,

as Guarantors,

VARIOUS LENDERS,

GOLDMAN SACHS LENDING PARTNERS LLC,

DEUTSCHE BANK SECURITIES INC.,
as Joint Lead Arrangers, Joint Bookrunners and Co-Syndication Agents,

and

DEUTSCHE BANK AG NEW YORK BRANCH,
as Administrative Agent, Collateral Agent and Documentation Agent

____________________~~_____~~

~~$230,000,000 Senior Secured First Lien Credit Facilities~~

~~________________________________________________________~~

i

ii

4.6	Binding Obligation	85
4.7	Historical Financial Statements	85
4.8	Projections	~~85~~86
4.9	No Material Adverse Effect	86
4.10	[Reserved.]	86
4.11	Adverse Proceedings, Etc.	86
4.12	Payment of Taxes	86
4.13	Properties	86
4.14	Environmental Matters	87
4.15	No Defaults	87
4.16	[Reserved.]	~~87~~88
4.17	Governmental Regulation.	~~87~~88
4.18	Federal Reserve Regulations; Exchange Act	88
4.19	Employee Matters	88
4.20	Employee Benefit Plans	88
4.21	Certain Fees.	~~88~~89
4.22	Solvency	89
4.23	Related Agreements.	89
4.24	Compliance with Statutes, Etc.	89
4.25	Disclosure	89
4.26	Senior Indebtedness	~~89~~90
4.27	PATRIOT Act	90
4.28	Post-Closing Obligations	90

Section 5	AFFIRMATIVE COVENANTS	90

5.1	Financial Statements and Other Reports	90
5.2	Existence	93
5.3	Payment of Taxes	93
5.4	Maintenance of Properties	~~93~~94
5.5	Insurance	~~93~~94
5.6	Books and Records; Inspections	94
5.7	Lender Calls	94
5.8	Compliance with Laws	94
5.9	Environmental	95
5.10	Subsidiaries	96
5.11	Additional Material Real Estate Assets	97
5.12	Gaming Entities Pledge Agreement	97
5.13	Further Assurances	97
5.14	[Reserved.]	97
5.15	Maintenance of Ratings	97
5.16	Cash Management Systems.	97
5.17	Designation of Subsidiaries	~~97~~98

Section 6	NEGATIVE COVENANTS	98

6.1	Indebtedness	98
6.2	Liens	102
6.3	No Further Negative Pledges	~~104~~105
6.4	Restricted Junior Payments	105

iii

6.5	Restrictions on Subsidiary Distributions	106
6.6	Investments	107
6.7	Financial Covenants	109
6.8	Fundamental Changes; Disposition of Assets; Acquisitions	~~109~~110
6.9	Disposal of Subsidiary Interests	~~111~~112
6.10	Sales and Leasebacks	~~111~~112
6.11	Transactions with Shareholders and Affiliates	112
6.12	Conduct of Business	~~112~~113
6.13	Amendments or Waivers of Organizational Documents	~~112~~113
6.14	Amendments or Waivers of with respect to Certain Indebtedness	~~112~~113
6.15	Fiscal Year	~~113~~114

Section 7	GUARANTY	~~113~~114

7.1	Guaranty of the Obligations	~~113~~114
7.2	Contribution by Guarantors	~~113~~114
7.3	Payment by Guarantors	114
7.4	Liability of Guarantors Absolute	~~114~~115
7.5	Waivers by Guarantor	116
7.6	Guarantors’ Rights of Subrogation, Contribution, Etc.	~~116~~117
7.7	Subordination of Other Obligations	~~117~~118
7.8	Continuing Guaranty	~~117~~118
7.9	Authority of Guarantors or Borrower	~~117~~118
7.10	Financial Condition of Borrower	~~117~~118
7.11	Bankruptcy, Etc.	118
7.12	Release of Guarantors	~~118~~119
7.13	Keepwell.	~~118~~119

Section 8	EVENTS OF DEFAULT	119

8.1	Events of Default	119
8.2	Borrower’s Right to Cure	~~121~~122

Section 9	AGENTS	~~122~~123

9.1	Appointment of Agents	~~122~~123
9.2	Powers and Duties	123
9.3	General Immunity	~~123~~124
9.4	Agents Entitled to Act as Lender	~~124~~125
9.5	Lenders’ Representations, Warranties and Acknowledgment	~~124~~125
9.6	Right to Indemnity	~~125~~126
9.7	Successor Administrative Agent, Collateral Agent and Swing Line Lender	~~125~~126
9.8	Collateral Documents and Guaranty	~~127~~128
9.9	Withholding Taxes	~~129~~130
9.10	Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim	~~129~~130

Section 10	MISCELLANEOUS	~~130~~131

10.1	Notices	~~130~~131
10.2	Expenses	~~132~~133
10.3	Indemnity	133

iv

10.4	Set-Off	~~134~~135
10.5	Amendments and Waivers	~~134~~135
10.6	Successors and Assigns; Participations	~~137~~138
10.7	Independence of Covenants	~~144~~145
10.8	Survival of Representations, Warranties and Agreements	145
10.9	No Waiver; Remedies Cumulative	~~145~~146
10.10	Marshaling; Payments Set Aside	~~145~~146
10.11	Severability	~~145~~146
10.12	Obligations Several; Independent Nature of Lenders’ Rights	~~145~~146
10.13	Headings	146
10.14	APPLICABLE LAW	146
10.15	CONSENT TO JURISDICTION	~~146~~147
10.16	WAIVER OF JURY TRIAL	~~146~~147
10.17	Confidentiality	~~147~~148
10.18	Usury Savings Clause	148
10.19	Effectiveness; Counterparts	~~148~~149
10.20	Entire Agreement	~~148~~149
10.21	PATRIOT Act	~~148~~149
10.22	Electronic Execution of Assignments	149
10.23	No Fiduciary Duty	149
10.24	Gaming Authorities	~~149~~150
10.25	Certain Matters Affecting Lenders	~~149~~150
10.26	NRS 40.459(1)(c).	~~150~~151

v

FIRST LIEN CREDIT AND GUARANTY AGREEMENT

This FIRST LIEN CREDIT AND GUARANTY AGREEMENT, dated as of July 3, 2013, as amended by Amendment to First Lien Credit and Guaranty Agreement, dated as of February 24, 2014, is entered into by and among AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC, a Delaware limited liability company (the “Borrower”), CERTAIN SUBSIDIARIES OF BORROWER, as Guarantors, the Lenders party hereto from time to time, GOLDMAN SACHS LENDING PARTNERS LLC (“Goldman Sachs”) and DEUTSCHE BANK SECURITIES INC. (“DBSI”), as Co-Syndication Agents (in such capacity, “Syndication Agents”)~~,~~ and DEUTSCHE BANK AG NEW YORK BRANCH (“DBNY”), as Administrative Agent (together with its permitted successors in such capacity, “Administrative Agent”), as Collateral Agent (together with its permitted successor in such capacity, “Collateral Agent”) and as Documentation Agent (in such capacity, “Documentation Agent”), and Goldman Sachs and DBSI, as Joint Lead Arrangers (in such capacity, “Arrangers”) and Joint Bookrunners.

RECITALS:

WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, Lenders have agreed to extend certain credit facilities to Borrower, in an aggregate principal amount not to exceed $230,000,000, consisting of $215,000,000 aggregate principal amount of Term Loans made on the Closing Date and $15,000,000 aggregate principal amount of Revolving Commitments, the proceeds of which will be used to retire, in part, Borrower’s 11% Senior Secured Notes due 2014 (the “Senior Notes”) and to provide for the ongoing working capital requirements and general corporate purposes of Borrower (including capital expenditures and Permitted Acquisitions); and

WHEREAS, Guarantors have agreed to guarantee the obligations of Borrower hereunder and Borrower and each Guarantor have agreed to secure their respective Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on all Collateral.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1 DEFINITIONS AND INTERPRETATION

1.1         Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“Acquisition Consideration” means the purchase consideration for any Permitted Acquisition and all other payments by Borrower or any of its Subsidiaries in exchange for, or as part of, or in connection with, any Permitted Acquisition, whether paid in cash or by exchange of Equity Interests or of properties or otherwise and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Indebtedness; provided that (i) the amount of “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any person or business that shall be included in the definition of Acquisition Consideration shall equal the amount that Borrower determines in good faith at the time of such Permitted Acquisition is Borrower’s anticipated liability in respect thereof and (ii) Acquisition Consideration shall exclude usual and customary working capital adjustments (as determined in good faith by Borrower).

1

“Adjusted Eurodollar Rate” means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (i) (a) the rate per annum equal to the rate determined by Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays an average ~~British Bankers Association~~ICE Benchmark Administration Interest Settlement Rate (such page currently being LIBOR01 page) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service which displays an average ~~British Bankers Association~~ICE Benchmark Administration Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum equal to the offered quotation rate to first class banks in the London interbank market by Administrative Agent for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of Administrative Agent, in its capacity as a Lender, for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (a) one (1) minus (b) the Applicable Reserve Requirement; provided, however, that notwithstanding the foregoing, the Adjusted Eurodollar Rate with respect to Term Loans shall at no time be less than ~~1.25~~1.00% per annum.

“Administrative Agent” as defined in the preamble hereto.

“Adverse Proceeding” means any action, suit, proceeding, hearing (in each case, whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of any Credit Party) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of Borrower or any other Credit Party, threatened in writing against or affecting any Credit Party or the property of any Credit Party.

“Affected Lender” as defined in Section 2.18(b).

“Affected Loans” as defined in Section 2.18(b).

“Affiliate” means, as applied to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, that Person.

“Affiliate Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit D-1, with such amendments or modifications as may be agreed by Administrative Agent.

2

“Agent” means each of (i) Administrative Agent, (ii) each Syndication Agent, (iii) Collateral Agent, (iv) Documentation Agent, (v) each Arranger, (vi) each Bookrunner and (vii) any other Person appointed under the Credit Documents to serve in an agent or similar capacity, including, without limitation, any Auction Manager.

“Agent Affiliates” as defined in Section 10.1(b)(iii).

“Aggregate Amounts Due” as defined in Section 2.17.

“Aggregate Payments” as defined in Section 7.2.

“Agreement” means this First Lien Credit and Guaranty Agreement, dated as of July 3, 2013, as amended as of February 24, 2014, and as it may be further amended, restated, supplemented or otherwise modified from time to time.

“All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, original issue discount, upfront fees, a Eurodollar Rate or Base Rate floor greater than the “floor” then in effect on the Term Loans and Revolving Loans, as applicable, or otherwise; provided that original issue discount and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the stated life to maturity at the time of its incurrence of the applicable Indebtedness); and provided, further, that “All-In Yield” shall not include arrangement fees, structuring fees, commitment fees, underwriting fees or other similar fees payable to any lead arranger (or its affiliates) in connection with the commitment or syndication of such Indebtedness or that are not generally shared by all Lenders providing such Indebtedness.

“ALTA” means the American Land Title Association, or any successor thereto.

“Amendment” means that certain Amendment to First Lien Credit and Guaranty Agreement, dated as of February 24, 2014, by and among the Lenders party thereto, the Borrower, the Guarantors, and DBNY as Administrative Agent and Collateral Agent.

“Amendment Effective Date” has the meaning assigned to the term “Amendment Effective Date” in Section 1.1 of the Amendment.

“Anti-Money Laundering Laws” as defined in Section 4.27.

“Applicable Margin” and “Applicable Revolving Commitment Fee Percentage” mean (a) with respect to Term Loans, ~~4.75~~3.50% per annum for Term Loans that are Eurodollar Rate Loans and ~~3.75~~2.50% per annum for Term Loans that are Base Rate Loans and (b) with respect to Revolving Loans and the Applicable Revolving Commitment Fee Percentage, (i) from the Closing Date until the date of delivery of the Compliance Certificate and the financial statements for the period ending September 30, 2013, a percentage, per annum, determined by reference to the following table as if the First Lien Leverage Ratio then in effect were 4.50:1.00; and (ii) thereafter, a percentage, per annum, determined by reference to the First Lien Leverage Ratio in effect from time to time as set forth below:

First Lien Leverage Ratio	Applicable Margin for Revolving Loans that are Eurodollar Rate Loans	Applicable Margin for Revolving Loans that are Base Rate Loans	Applicable Revolving Commitment Fee Percentage
> 4.50:1.00	4.75%	3.75%	0.500%

3

“Closing Date Mortgaged Property” as defined in Section 3.1(i)(i).

“Closing Date Term Loan” means the term loans made pursuant to a Closing Date Term Loan Commitment.

“Closing Date Term Loan Commitment” means the commitment of a Lender to make or otherwise fund a Term Loan on the Closing Date and “Closing Date Term Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Closing Date Term Loan Commitment, if any, is set forth on Appendix A-1 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Closing Date Term Loan Commitments as of the Closing Date ~~is~~was $215,000,000.

“Collateral” means, collectively, all of the real, personal and mixed property (including Equity Interests) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

“Collateral Agent” as defined in the preamble hereto.

“Collateral Documents” means the Pledge and Security Agreement, the Mortgages, the Intellectual Property Security Agreements, the Landlord Personal Property Collateral Access Agreements, if any, the Gaming Entities Pledge Agreement, the Subordination Agreements, the Intercreditor Agreement, and all other instruments, documents and agreements delivered by or on behalf of any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to, or perfect in favor of, Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.

“Commitment” means any Revolving Commitment or Term Loan Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

“Consolidated Adjusted EBITDA” means, with respect to Borrower and its Restricted Subsidiaries on a consolidated basis for any period, Consolidated Net Income:

(a)          increased by, to the extent deducted in computing Consolidated Net Income (without duplication):

(i)          Consolidated Interest Expense; plus

(ii)         provisions for taxes based on income, profits or capital; plus

(iii)        total depreciation expense; plus

(iv)        total amortization expense; plus

9

any Unrestricted Subsidiary that is designated as a Restricted Subsidiary during such period an amount (which may be a negative number) by which the Consolidated Working Capital gained in such designation as at the time of such designation exceeds (or is less than) Consolidated Working Capital at the end of such period.

“Continuing Directors” means, as of any date of determination, any member of the board of directors of Borrower who: (1) was a member of such board of directors on the Closing Date or (2) was appointed, nominated for election or elected to such board of directors with the approval of (a) a majority of the Continuing Directors who were members of such board of directors at the time of such appointment, nomination or election or (b) the members of the Borrower.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contributing Guarantors” as defined in Section 7.2.

“Control” means the possession, directly or indirectly, of the power (a) to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto or (b) to vote more than 10% of the Equity Interests having voting power for the election of directors of such Person.

“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit G delivered by a Credit Party pursuant to Section 5.10.

“Credit Date” means the date of a Credit Extension.

“Credit Document” means any of this Agreement, the Notes, if any, the Collateral Documents, any documents or certificates executed by Borrower in favor of Issuing Bank relating to Letters of Credit, and all other documents, certificates, instruments or agreements executed and delivered by or on behalf of a Credit Party for the benefit of any Agent, Issuing Bank or any Lender in connection herewith on or after the ~~date hereof~~Closing Date.

“Credit Extension” means the making of a Loan or the issuing of a Letter of Credit.

“Credit Party” means each Person (other than any Agent, Issuing Bank or any Lender or any other representative thereof) from time to time party to a Credit Document.

“Cure Period” as defined in Section 8.2.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement,

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“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable or exercisable), or upon the happening of any event or condition (i) matures or is mandatorily redeemable (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), in whole or in part, (iii) provides for the scheduled payments or dividends in cash, or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date, except, in the case of clauses (i) and (ii), if as a result of a change of control, Qualified IPO or asset sale, so long as any rights of the holders thereof upon the occurrence of such a change of control, Qualified IPO or asset sale event are subject to the prior payment in full of all Obligations, the cancellation or expiration of all Letters of Credit and the termination of the Commitments); provided, however, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Equity Interests; provided, further, however, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interest solely because they may be required to be repurchased by Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Disqualified Institution” means any Person that has been identified in writing on a list provided by Borrower to each of the Arrangers (and made available to all Lenders) on or prior to the date of the Repricing Engagement Letter, as such list may be supplemented from time to time after the date of the Repricing Engagement Letter in a writing delivered by Borrower to Administrative Agent and Arrangers (and made available to all Lenders) to add entities that have become either competitors or Affiliates of competitors (in each case identified by name) of Borrower or its Subsidiaries (other than a Bona Fide Debt Fund) after the ~~Closing~~Amendment Effective Date; provided, however, that no designation of a competitor or Affiliate of a competitor as a Disqualified Institution after the ~~Closing~~Amendment Effective Date shall (x) be effective until five (5) Business Days after the date of such designation or (y) serve to retroactively disqualify any Person that is a Lender at the time such designation becomes effective.

“Documentation Agent” as defined in the preamble hereto.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Earn Out Indebtedness” as defined in Section 6.1(d).

“Eligible Assignee” means any Person other than a natural Person that is (i) a Lender, an affiliate of any Lender or a Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), or (ii) a commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans in the ordinary course of business; provided, no Defaulting Lender, Disqualified Institution, Credit Party or Affiliate of a Credit Party shall be an Eligible Assignee (except assignments to (x) Goldman Sachs, Goldman Sachs Bank USA and any entity that is an Affiliate of Goldman Sachs that trades or invests in loans in the ordinary course of its shorter period as may be agreed by Administrative Agent) a Compliance Certificate evidencing compliance with Section 6.7 as required under clause (iv) above; and

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(vi)        any Person or assets or division as acquired in accordance herewith shall be in a Permitted Business.

“Permitted Business” means the casino gaming, Interactive Gaming, operations as an Interactive Gaming Service Provider, hotel, retail, conference center and entertainment mall and resort business and any activity or business incidental, ancillary to, supportive of, related or similar thereto (including owning interests in Subsidiaries, operating a conference center and meeting facilities, owning and operating or licensing the operation of retail and entertainment facilities and acting as manager, operator, partner or consultant to Affiliates or third parties engaged in such business), or any business or activity that is a reasonable extension, development or expansion thereof or ancillary thereto.

“Permitted Holder” means, collectively, (i) any one or more of Sponsor, W2007 Finance Sub, LLC, Whitehall Parallel Global Real Estate Limited Partnership 2007, The Goldman Sachs Group, Inc., Strat Hotel Investor, L.P. and any subsidiary of any one or more of the foregoing and/or (ii) any members, managers, directors and senior officers of Borrower.

“Permitted Incremental Debt” as defined in Section 6.1(q).

“Permitted Incremental Second Lien Debt” means “Permitted Incremental Debt” under and as defined in the Second Lien Credit Agreement as in effect on the ~~date hereof~~Closing Date.

“Permitted Liens” means each of the Liens permitted pursuant to Section 6.2.

“Permitted Refinancing Indebtedness” means any Indebtedness of Borrower or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of Borrower or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided, that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith), (b) such Permitted Refinancing Indebtedness has (i) a final maturity date that is more than 90 days after the Maturity Date, and (ii) a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity, in each case of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged, (c) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment, such Permitted Refinancing Indebtedness is subordinated in right of payment to Obligations on terms at least as favorable to the Secured Parties as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged, (d) no Permitted Refinancing Indebtedness shall have different obligors, or greater guarantees or security (except as otherwise expressly permitted herein), than the Indebtedness being refinanced, replaced, defeased or discharged; (e) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is secured by any collateral (whether equally and ratably with, or junior to, the Secured Parties or otherwise), such Permitted Refinancing Indebtedness may be secured by such collateral (including any collateral pursuant to after-acquired property clauses to the extent any such collateral secured the Indebtedness being refinanced) on terms no less favorable to the lenders in respect of such Indebtedness than those

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“Reimbursement Date” as defined in Section 2.4(d).

“Related Agreements” means, collectively, the Second Lien Loan Documents and the documents governing the repayment and defeasance of the Senior Notes and evidencing the release of all liens in respect thereof.

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Relevant Four Fiscal Quarter Period” as defined in Section 8.2.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Replacement Lender” as defined in Section 2.23.

“Repriced Term Loans” has the meaning assigned to the term “Repriced Term Loans” in Section 1.1 of the Amendment.

“Repricing Engagement Letter” means that certain American Casino & Entertainment Properties, LLC First Lien Credit and Guaranty Agreement Engagement Letter, dated as of February 9, 2014, from Goldman Sachs and DBSI to the Borrower.

“Repricing Transaction” as defined in Section 2.13(c).

“Requisite Lenders” means one or more Lenders having or holding Term Loan Exposure, New Term Loan Exposure and/or Revolving Exposure and representing more than 50% of the aggregate Voting Power Determinants of all Lenders; provided that the amount of Voting Power Determinants shall be determined (i) with respect to any Sponsor Affiliated Lender (other than a Sponsor Affiliated Institutional Lender), by deeming such Sponsor Affiliated Lender to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Sponsor Affiliated Lenders (except as provided in Section 10.6(j)(iv)) and (ii) with respect to any Defaulting Lender, by disregarding the Voting Power Determinants of such Defaulting Lender.

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Borrower or any of its Restricted Subsidiaries (or any direct or indirect parent of Borrower) now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Borrower or any of its Restricted Subsidiaries (or any direct or indirect parent thereof) now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Borrower or any of its Restricted Subsidiaries (or any direct or indirect parent of Borrower) now or hereafter outstanding; and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness, Permitted

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“Revolving Lender” means a Lender having a Revolving Commitment.

“Revolving Loan” means a Loan, including a Swing Line Loan, made by a Lender to Borrower pursuant to Section 2.2(a) and/or Section 2.24.

“Revolving Loan Note” means a promissory note in the form of Exhibit B-2, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Sale and Leaseback Transaction” as defined in Section 6.10.

“S&P” means Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc.

“Second Lien Cap” has the meaning assigned to that term in the Intercreditor Agreement as in effect on the ~~date hereof~~Closing Date.

“Second Lien Credit Agreement” means that certain “Second Lien Credit Agreement” as defined in the Intercreditor Agreement.

“Second Lien Loan Documents” means the “Second Lien Loan Documents” as defined in the Intercreditor Agreement.

“Second Lien Incremental Loans” means “New Term Loans” made under (and as defined in) the Second Lien Credit Agreement.

“Second Lien Loan Obligations” means the “Obligations” as defined in the Second Lien Credit Agreement.

“Second Lien Term Loan” means each “Term Loan” and “New Term Loan” as defined in the Second Lien Credit Agreement.

“Secured Parties” has the meaning assigned to that term in the Pledge and Security Agreement.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Senior Notes” as defined in the recitals hereto.

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“Subordinated Indebtedness” means any subordinated Indebtedness permitted under Section 6.1(c).

“Subordination Agreements” means (i) that certain Subordination of Operating Lease, dated as of the ~~date hereof~~Closing Date, by and between the Collateral Agent, W2007 Fresca Propco, L.P. and Fresca, LLC; (ii) that certain Subordination of Operating Lease, dated as of the ~~date hereof~~Closing Date, by and between the Collateral Agent, W2007 Stratosphere Propco, L.P. and Stratosphere Gaming LLC; (iii) that certain Subordination of Operating Lease, dated as of the ~~date hereof~~Closing Date, by and between the Collateral Agent, W2007 Arizona Charlie’s Propco, L.P. and Arizona Charlie’s, LLC; and (iv) that certain Subordination of Operating Lease, dated as of the ~~date hereof~~Closing Date, by and between the Collateral Agent, W2007 Aquarius Propco, L.P. and Aquarius Gaming LLC.

“Substitute Lender” as defined in Section 10.25(a).

“Surviving Terms” as defined in Section 10.20.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swing Line Lender” means DBNY, in its capacity as Swing Line Lender hereunder, together with its permitted successors and assigns in such capacity.

“Swing Line Loan” means a Base Rate Loan made by Swing Line Lender to Borrower pursuant to Section 2.3.

“Swing Line Note” means a promissory note in the form of Exhibit B-3, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Swing Line Sublimit” means the lesser of (i) $5,000,000, and (ii) the aggregate unused amount of Revolving Commitments then in effect.

“Syndication Agent” as defined in the preamble hereto.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding (together with interest, penalties and other additions thereto) of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed.

“Term Loan” means a Term Loan made by a Lender to Borrower pursuant to Section 2.1(a) and a New Term Loan. As of the Amendment Effective Date, the aggregate principal amount of the Term Loans (including any Repriced Term Loans under and as defined in the Amendment) is $213,925,000.

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“Term Loan Commitment” means the Closing Date Term Loan Commitment or the New Term Loan Commitment of a Lender, and “Term Loan Commitments” means such commitments of all Lenders.

“Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Term Loans of such Lender; provided, at any time prior to the making of the Term Loans, the Term Loan Exposure of any Lender shall be equal to such Lender’s Closing Date Term Loan Commitment.

“Term Loan Increase” as defined in Section 2.24(a).

“Term Loan Note” means a promissory note in the form of Exhibit B-1, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Terminated Lender” as defined in Section 2.23.

“Title Policy” as defined in Section 3.1(i)(iv).

“Total Leverage Ratio” means the ratio, as of the last day of any Fiscal Quarter, of (i) Consolidated Total Debt of Borrower and its Restricted Subsidiaries less Unrestricted Cash of Borrower and its Restricted Subsidiaries to (ii) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period ending on such date.

“Total Utilization of Revolving Commitments” means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans or reimbursing Issuing Bank for any amount drawn under any Letter of Credit, but not yet so applied), (ii) the aggregate principal amount of all outstanding Swing Line Loans, and (iii) the Letter of Credit Usage.

“Transactions” means the transactions contemplated by the Credit Documents and the Related Agreements.

“Type of Loan” means (i) with respect to either Term Loans or Revolving Loans, a Base Rate Loan or a Eurodollar Rate Loan, and (ii) with respect to Swing Line Loans, a Base Rate Loan.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

“Unrestricted Cash” means all unrestricted Cash or Cash Equivalents of Borrower and its Restricted Subsidiaries (excluding all cash and cash equivalents required by the Applicable Gaming Authorities to be maintained by Borrower and its Restricted Subsidiaries to satisfy minimum bankroll requirements, mandatory game security reserves, allowances for redemption of casino chips and tokens or payment of winning wagers to gaming patrons).

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“Unrestricted Subsidiary” means any subsidiary of Borrower designated by the board of directors (or similar governing body) of Borrower as an Unrestricted Subsidiary pursuant to Section 5.17 subsequent to the ~~date hereof~~Closing Date. Borrower may designate any subsidiary of Borrower (including any existing subsidiary and any newly acquired or newly formed subsidiary) to be an Unrestricted Subsidiary unless such subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, Borrower or any Subsidiary of Borrower (other than any Subsidiary of the Subsidiary to be so designated); provided, that no Subsidiary to be so designated or any of its Subsidiaries has, at the time of designation, or thereafter creates, incurs, issues, assumes, guarantees or otherwise becomes directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of Borrower or any Restricted Subsidiary.

“U.S. Lender” as defined in Section 2.20(c).

“Voting Power Determinants” means, collectively, Term Loan Exposure, New Term Loan Exposure and/or Revolving Exposure.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

“Weighted Average Yield” means with respect to any Loan, on any date of determination, the weighted average yield to maturity, in each case, based on the interest rate applicable to such Loan on such date and giving effect to all upfront or similar fees or original issue discount payable with respect to such Loan.

“Withdrawal Period” as defined in Section 10.25(b).

1.2           Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP; provided that, if Borrower notifies Administrative Agent that Borrower requests an amendment to any provision (including any definition) hereof to eliminate the effect of any change occurring after the ~~date hereof~~Closing Date in GAAP or in the application thereof on the operation of such provision (or if Administrative Agent notifies Borrower that the Requisite Lenders request an amendment to any provisions hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then (i) such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (ii) Borrower or Administrative Agent shall act in good faith to amend this Agreement to eliminate the effect of such change. Financial statements and other information required to be delivered by Borrower to Lenders pursuant to Section 5.1(b) and 5.1(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation.

1.3           Pro forma Calculations.

With respect to any applicable period during which any acquisition (other than acquisitions in the ordinary course of business), Investment (other than intercompany Investments between or among Borrower or any Restricted Subsidiary or Investments in the ordinary course of business), disposition, merger or similar event occurs as permitted pursuant to the terms hereof, the financial covenants set forth in Section 6.7 shall be calculated with respect to such period and such acquisition, Investment, disposition, merger or similar event on a “pro forma basis” as if such acquisition, investment, disposition, merger or similar event occurred on the first day of such period. Pro forma calculations made pursuant to this Section 1.3 shall be made in good faith by an Authorized Officer of the

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(2)         upon not less than three Business Days’ prior written or telephonic notice in the case of Eurodollar Rate Loans; and

(3)         upon written or telephonic notice on the date of prepayment, in the case of Swing Line Loans;

in each case given to Administrative Agent or Swing Line Lender, as the case may be, by 12:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed by delivery of written notice thereof to Administrative Agent (and Administrative Agent will promptly transmit such original notice for Term Loans or Revolving Loans, as the case may be, by telefacsimile or telephone to each Lender) or Swing Line Lender, as the case may be. Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein; provided, however, any such notice may state that the date of such prepayment of the Loans is conditioned upon the effectiveness of another specified financing or other event, in which case the date of such reduction or termination may be delayed or the notice may be revoked by Borrower (by written notice to Administrative Agent) if such financing specified therein is not consummated. Any such voluntary prepayment shall be applied as specified in Section 2.15(a).

(b)          Voluntary Commitment Reductions.

(i)          Borrower may, upon not less than three Business Days’ prior written or telephonic notice promptly confirmed by delivery of written notice thereof to Administrative Agent (which original written notice Administrative Agent will promptly transmit by telefacsimile or telephone to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Commitments in an amount up to the amount by which the Revolving Commitments exceed the Total Utilization of Revolving Commitments at the time of such proposed termination or reduction; provided, any such partial reduction of the Revolving Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount.

(ii)         Borrower’s notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Commitments shall be effective on the date specified in Borrower’s notice and shall reduce the Revolving Commitment of each Lender proportionately to its Pro Rata Share thereof.

(c)          Term Loan Call Protection. In the event that, on or prior to the ~~first anniversary of the Closing~~date that is six months after the Amendment Effective Date, all or any portion of the Term Loans (other than New Term Loans), other than in connection with any merger, acquisition, Change of Control or sale of all or substantially all assets of Borrower, in each case, that would not be permitted under the terms of this Agreement, is (i) repaid, prepaid, refinanced or replaced with the proceeds of any Indebtedness having an All-In Yield (excluding any structuring, commitment and arranger fees or other similar fees) that is less than the All-In Yield of the Term Loans (or portion thereof) so repaid, prepaid, refinanced or replaced or (ii) repriced or effectively refinanced through any waiver, consent or amendment of this Agreement the result of which would be the lowering of the All-In Yield of the Term Loans (or portion thereof) so repriced or effectively refinanced (a “Repricing Transaction”), such repayment, prepayment, refinancing, replacement or repricing will be made at 101.0% of the principal amount so repaid, prepaid, refinanced, replaced or repriced. If all or any portion of the Term Loans held by any Lender is repaid, prepaid, refinanced replaced or repriced pursuant to a “yank-a-bank” or similar provision in the Credit Documents as a

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(d)          Organizational and Capital Structure. The organizational structure and capital structure of Borrower and its Subsidiaries shall be as set forth on Schedule 4.1.

(e)          Consummation of Transactions Contemplated by Related Agreements.

(i)          Substantially contemporaneously with or prior to the Closing Date (1) except as provided in Section 3.1(h), all conditions to the transactions contemplated by the Related Agreements set forth in the Related Agreements shall have been satisfied or the fulfillment of any such conditions shall have been waived with the consent of Administrative Agent and the Arrangers, (2) the transactions contemplated by the Related Agreements shall have become effective in accordance with the terms of the Related Agreements and (3) Borrower shall have received no less than $120,000,000 in gross proceeds from the Second Lien Term Loans.

(ii)         Administrative Agent shall have received a fully executed or conformed copy of each Related Agreement and any documents executed in connection therewith, each of which shall be in full force and effect.

(f)          Existing Indebtedness. On the Closing Date, Borrower and its Subsidiaries shall have (i) repaid in full all Existing Indebtedness and (ii) delivered to Administrative Agent all documents or instruments necessary to release all Liens securing Existing Indebtedness or other obligations of Borrower and its Subsidiaries thereunder being repaid on the Closing Date.

(g)         [Reserved.]

(h)         Governmental Authorizations and Consents. Each Credit Party shall have obtained all material Governmental Authorizations and all material consents of other Persons, in each case that are necessary for the consummation of transactions contemplated by the Credit Documents and the Related Agreements and each of the foregoing shall be in full force and effect except for any Governmental Authorization required by the Gaming Laws which pursuant to Section 4.28 will be obtained ~~Post-Closing~~post-closing. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Documents or the Related Agreements or the financing thereof.

(i)          Real Estate Assets. In order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in certain Real Estate Assets, Collateral Agent shall have received from Borrower and each applicable Guarantor:

(i)          fully executed and notarized Mortgages, in proper form for recording in the applicable jurisdictions, and otherwise in form and substance reasonably satisfactory to Administrative Agent, encumbering each Real Estate Asset listed in Schedule 3.1(i) (each, a “Closing Date Mortgaged Property”);

(ii)         an opinion of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) in each state in which a Closing Date Mortgaged Property is located with respect to the enforceability of the form(s) of Mortgages to be recorded in such state and such other matters as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent;

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(iv)        as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default; and

(v)         on or before the date of issuance of any Letter of Credit, Administrative Agent shall have received all other information required by the applicable Issuance Notice, and such other documents or information as Issuing Bank may reasonably require in connection with the issuance of such Letter of Credit.

(b)          Notices. Any Notice shall be executed by an Authorized Officer in a writing delivered to Administrative Agent. In lieu of delivering a Notice, Borrower may give Administrative Agent telephonic notice by the required time of any proposed borrowing, conversion/continuation or issuance of a Letter of Credit, as the case may be; provided each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to Administrative Agent on or before the close of business on the date that the telephonic notice is given. In the event of a discrepancy between the telephone notice and the written Notice, the written Notice shall govern. In the case of any Notice that is irrevocable once given, if Borrower provides telephonic notice in lieu thereof, such telephone notice shall also be irrevocable once given. Neither Administrative Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of Borrower or for otherwise acting in good faith.

(c)          Governmental Authorizations and Consents. Each Credit Party shall take the post-closing actions required by the Gaming Laws pursuant to Section 4.28.

Section 4   REPRESENTATIONS AND WARRANTIES

In order to induce Agents, Lenders and Issuing Bank to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrants to each Agent, Lender and Issuing Bank, on the Closing Date and on each Credit Date, that the following statements are true and correct (it being understood and agreed that the representations and warranties made on the Closing Date are deemed to be made concurrently with the consummation of the transactions contemplated by this Agreement and the Related Agreements to occur on the Closing Date):

4.1           Organization; Requisite Power and Authority; Qualification. Each of Borrower and its Restricted Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in its jurisdiction of organization and every other jurisdiction where such qualification is required, except in such other jurisdictions where the failure to be so qualified or in good standing could not be reasonably expected to have a Material Adverse Effect.

4.2           Equity Interests and Ownership. The Equity Interests of each of Borrower and its Restricted Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable (to the extent such concepts are applicable). Except as set forth on Schedule 4.2, as of the ~~date hereof~~Closing Date, there is no existing option, warrant, call, right, commitment or other agreement to which Borrower or any of its Subsidiaries is a party requiring, and there is no membership interest or other Equity Interests of Borrower or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by Borrower or any of its Subsidiaries of any additional membership interests or other Equity Interests of Borrower or any of its Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase a membership interest or other Equity Interests of Borrower or any of its Subsidiaries. Schedule 4.2 correctly sets forth the ownership interest of Borrower and each of its Subsidiaries in their respective Subsidiaries as of the Closing Date.

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4.3           Due Authorization. The execution, delivery and performance of the Credit Documents by each Credit Party have been duly authorized by all necessary corporate or other organizational action on the part of each Credit Party that is a party thereto.

4.4           No Conflict. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate (i) any provision of any law or any governmental rule or regulation applicable to Borrower or any of its Restricted Subsidiaries, (ii) any of the Organizational Documents of Borrower or any of its Restricted Subsidiaries, or (iii) any order, judgment or decree of any court or other agency of government binding on the Borrower or any of its Restricted Subsidiaries; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of the Borrower or any of its Restricted Subsidiaries, except, to the extent that such breach or default could not reasonably be expected to have a Material Adverse Effect; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Credit Parties (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, for the benefit of the Secured Parties, and any Liens created under any of the Second Lien Loan Documents in favor of the Collateral Agent (as defined in the Second Lien Credit Agreement), for the benefit of the Secured Parties (as defined in the Second Lien Credit Agreement); or (d) require (A) any approval of stockholders, members or partners or (B) any approval or consent of any Person under any Contractual Obligation of the Borrower or any of its Restricted Subsidiaries, except, in each case, for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders or, in the case of clause (B), the failure of which to obtain could not be reasonably expected to have a Material Adverse Effect.

4.5           Governmental Consents. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, material consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except (i) as is necessary or required by the Gaming Laws which pursuant to Section 4.28 will be obtained ~~Post-Closing~~post-closing and (ii) filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, as of the Closing Date.

4.6           Binding Obligation. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

4.7           Historical Financial Statements. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. Except as set forth in such financial statements and as of the Closing Date, neither Borrower nor any of its Restricted

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4.21      Certain Fees.

No broker’s or finder’s fee or commission will be payable with respect to the transactions contemplated by the Related Agreements, except as payable to Agents and Lenders.

4.22      Solvency. The Credit Parties are and, upon the incurrence of any Obligation by any Credit Party on any date on which this representation and warranty is made, will be, on a consolidated basis, Solvent.

4.23       Related Agreements.

(a)          Delivery. Borrower has delivered to Administrative Agent complete and correct ~~copies of~~ (i) copies of each Related Agreement and of all exhibits and schedules thereto as of the ~~date hereof~~Closing Date and (ii) copies of any material amendment, restatement, supplement or other modification to or waiver of each Related Agreement entered into after the ~~date hereof~~Closing Date.

(b)          Conditions Precedent. On the Closing Date, (i) all of the conditions to effecting or consummating the transactions contemplated by Related Agreements set forth in the Related Agreements have been duly satisfied or, with the consent of Administrative Agent and Syndication Agent, waived, and (ii) the transactions contemplated by Related Agreements have been consummated in accordance with the Related Agreements and all applicable laws.

4.24      Compliance with Statutes, Etc.

Each of Borrower and its Restricted Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of Borrower or any of its Subsidiaries and all Gaming Licenses), except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

4.25      Disclosure. No documents, certificates or other written statements furnished to any Agent or Lender by or on behalf of Borrower or any of its Restricted Subsidiaries for use in connection with the transactions contemplated hereby contains (excluding information of a general economic or industry specific nature and all projections (including Projections), estimates and other forward-looking information is, when taken as a whole, complete and correct in all material respects and does not and will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which such statements were made, not misleading. Any projections and pro forma financial information (other than the Projections) contained in such materials have been prepared in good faith based upon assumptions believed by Borrower to be reasonable at the time such financial projections were furnished, it being understood and agreed that financial projections are not a guarantee of financial performance and actual results may differ from financial projections and such differences may be material.

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4.26      Senior Indebtedness. The Obligations are secured by a Lien in favor of Collateral Agent for the benefit of the Secured Parties that is senior and prior to the Liens securing the Second Lien Loan Obligations, and rank and shall continue to rank at least senior in priority of payment to all Subordinated Indebtedness and all senior unsecured Indebtedness of Borrower and each of its Restricted Subsidiaries and is designated as “Senior Indebtedness” under all instruments and documents, now or in the future, relating to all Subordinated Indebtedness and all senior unsecured Indebtedness of such Person.

4.27      PATRIOT Act. To the extent applicable, the Borrower and each of its Restricted Subsidiaries is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (ii) the PATRIOT Act. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), (iii) the laws and regulations administrated by OFAC and (iv) any applicable law relating to money laundering (“Anti-Money Laundering Laws”).

4.28      Post-Closing Obligations. ~~The~~a) Upon the consummation of the transactions on the Closing Date, the Credit Parties shall take all actions set forth on Schedule 4.28 within the time frames set forth therein, as such time frames may be extended by Administrative Agent.

b) The Credit Parties shall report the transactions consummated on the Amendment Effective Date or any other Credit Date to the Nevada Gaming Control Board, to the extent required under Regulation 8.130.6 of the Nevada Gaming Authorities, within 30 days after the end of the calendar quarter in which such transactions were consummated (the earlier of the contract date or the date the cash, property, credit, guaranty, benefit or security is received).

Section 5     AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations and cancellation or expiration of all Letters of Credit, each Credit Party shall perform, and shall cause each of its Restricted Subsidiaries to perform, all covenants in this Section 5.

5.1        Financial Statements and Other Reports. Borrower will deliver to Administrative Agent and Arrangers:

(a)          [Reserved.]

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(e)          Indebtedness arising in respect of (x) letters of credit, bankers’ acceptances, worker’s compensation claims, health claims, safety and environmental claims, payment obligations in connection with self-insurance or similar obligations and bid, appeal, performance and surety bonds, in each case in the ordinary course of business and (y) completion guarantees (to the extent that the incurrence thereof does not result in the incurrence of any direct or indirect obligation for the payment of borrowed money of Persons other than Borrower or any of its Restricted Subsidiaries);

(f)          Indebtedness in respect of cash management obligations and other Indebtedness in respect of netting services, overdraft protections and otherwise in connection with cash management and deposit accounts;

(g)         guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Borrower and its Subsidiaries;

(h)         guaranties by Borrower of Indebtedness of a Guarantor or guaranties by a Guarantor of Indebtedness of Borrower or another Guarantor with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.1; provided, that if the Indebtedness that is being guarantied is unsecured and/or subordinated to the Obligations, the guaranty shall also be unsecured and/or subordinated to the Obligations;

(i)          Indebtedness outstanding on the ~~date hereof~~Closing Date as described in Schedule 6.1;

(j)          obligations contained in a customary owner’s affidavit to a title policy;

(k)         obligations to return or repay tenant security deposits;

(l)          contractual indemnity obligations entered into in the ordinary course of business in connection with the normal course of operation of its casinos and other properties;

(m)        Indebtedness of Borrower or its Restricted Subsidiaries with respect to Capital Leases, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of Borrower or any of its Restricted Subsidiaries, in an aggregate principal amount, including all refinancings incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (m), not to exceed the greater of (x) $17,500,000 and (y) 1.5% of Consolidated Net Tangible Assets at any time outstanding; provided that any such Indebtedness (i) shall be secured only by the asset acquired, installed, acquired, constructed or improved (and any additions or impairment thereto) in connection with the incurrence of such Indebtedness, and (ii) shall not exceed 100% of the cost of such acquisition, installation, construction or improvement;

(n)         Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Subsidiary or Indebtedness attaching to assets that are acquired by Borrower or any of its Subsidiaries, in each case after the Closing Date, in an aggregate amount not to exceed $20,000,000 at any one time outstanding, provided that (x) such Indebtedness existed at the time such Person became a Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof and (y) such Indebtedness is not guaranteed in any respect by Borrower or any Restricted Subsidiary (other than by any such person that so becomes a Subsidiary);

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agreement in form and substance reasonably satisfactory to Administrative Agent and (viii) the aggregate amount of such Permitted Incremental Debt shall not exceed an amount equal to (A) $40,000,000 minus (B) the sum of (x) the aggregate amount of Indebtedness previously incurred pursuant to Section 2.24 hereof and this Section 6.1(q) plus (y) the aggregate amount of Indebtedness previously incurred pursuant to Section 2.24 of the Second Lien Credit Agreement (as in effect on the ~~date hereof~~Closing Date) and Section 6.1(q) of the Second Lien Credit Agreement (as in effect on the ~~date hereof~~Closing Date);

(r)          Permitted Incremental Second Lien Debt;

(s)          Indebtedness representing deferred compensation to employees in the ordinary course of business;

(t)          Indebtedness consisting of the financing (x) of insurance premiums not to exceed one (1) year of premiums or (y) take or pay obligations, in each case, in the ordinary course of business;

(u)          Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(v)         Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(w)        other Indebtedness of Borrower and its Restricted Subsidiaries in an aggregate amount at any time outstanding not to exceed $25,000,000;

(x)          Permitted Refinancing Indebtedness in respect of Indebtedness under clauses (h) and (i) above;

(y)         Attributable Indebtedness in an aggregate outstanding principal amount not to exceed $10,000,000 so long as, with respect to any Sale and Leaseback Transaction, the Attributable Indebtedness in respect thereof does not exceed 100% of the fair market value of the property subject to such Sale and Leaseback Transaction; and

(z)          all premiums (if any), interest, fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (y) of this Section 6.1.

6.2        Liens. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or assume any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of any Credit Party or any of its Restricted Subsidiaries, whether now owned or hereafter acquired or licensed, or any income, profits or royalties therefrom, except:

(a)          Liens in favor of Collateral Agent for the benefit of Secured Parties granted pursuant to any Credit Document;

(b)          Liens for Taxes, assessments or other governmental charges not yet delinquent or which are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves have been made in accordance with GAAP;

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(k)         outbound licenses or sublicenses of patents, copyrights, trademarks and other Intellectual Property rights granted by Borrower or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Borrower or such Subsidiary;

(l)          Liens existing on the ~~date hereof~~Closing Date and listed on Schedule 6.2 (and any renewals or extensions thereof so long as (x) the amount of Indebtedness secured is not increased and (y) such Liens do not attach to any assets other than those to which such Liens attach on the ~~date hereof~~Closing Date and improvements and accessions to such assets) or on a Title Policy delivered on the Closing Date pursuant to Section 3.1(i)(iv);

(m)        Liens securing Indebtedness permitted pursuant to Section 6.1(m); provided, any such Lien shall encumber only the asset acquired, improved or constructed (plus improvements and accessions to such property or proceeds or distributions thereof) with the proceeds of such Indebtedness;

(n)         Liens securing Indebtedness permitted by Section 6.1(n), provided any such Lien shall encumber only those assets (plus improvements and accessions to, such property or proceeds or distributions thereof) which secured such Indebtedness at the time such assets were acquired by Borrower or its Subsidiaries;

(o)         any encumbrance or restriction (including put and call arrangements) with respect to Equity Interests of any joint venture or similar arrangement pursuant to any joint venture agreement or similar agreement or instrument;

(p)         Liens securing Indebtedness incurred under the Second Lien Loan Documents and subject to the Intercreditor Agreement;

(q)         Liens relating to utility or similar deposits made in the ordinary course of business;

(r)          Liens to secure obligations under treasury services agreements or to implement cash pooling arrangements in the ordinary course of business;

(s)         Liens incidental to the conduct of Borrower’s business or the ownership of its property which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not impair the use thereof in the operation of its business;

(t)          Liens granted by Borrower or its Restricted Subsidiaries in favor of a Credit Party in respect of Indebtedness owed by Borrower or its Restricted Subsidiaries to such Credit Party; provided that such Indebtedness is (i) evidenced by the Intercompany Note and (ii) pledged by such Credit Party as Collateral pursuant to the Collateral Documents;

(u)         Liens on Cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness, to the extent such defeasance, discharge or redemption is otherwise permitted hereunder;

(v)         any attachment, award or judgment Lien, provided that the judgment it secures shall, within ninety (90) days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within ninety (90) days after the expiration of any such stay, (ii) the holder of such Lien has not commenced foreclosure proceedings in respect of

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(b)         subject to the Intercreditor Agreement, Borrower may make regularly scheduled payments of interest in respect of the Second Lien Term Loans in accordance with the terms of, and only to the extent required by, the Second Lien Credit Agreement;

(c)         subject to the Intercreditor Agreement, prepayments of Second Lien Term Loans in an amount equal to any mandatory prepayment waived in accordance with Section 2.15(c) and otherwise in accordance with the Second Lien Credit Agreement;

(d)         [Reserved;]

(e)         after a Qualified IPO, Borrower may make Restricted Junior Payments to its equity holders or the equity holders of any direct or indirect parent company of Borrower in an aggregate amount not exceeding 6.0% per annum of the Net Equity Proceeds received by Borrower from such Qualified IPO; provided that upon the date of distribution of such dividend, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(f)          so long as (i) no Event of Default shall then be continuing or would result therefrom and (ii) on a pro forma basis, after giving effect thereto, the Total Leverage Ratio as of the last day of the then most recently ended Fiscal Quarter for which Financial Statements have been delivered pursuant to Section 5.1 would not exceed 4.50:1.0, payments from Retained Excess Cash Flow;

(g)         so long as (i) no Event of Default shall have occurred and then be continuing or would result therefrom and (ii) on a pro forma basis, after giving effect thereto, the Total Leverage Ratio as of the last day of the then most recently ended Fiscal Quarter for which Financial Statements have been delivered pursuant to Section 5.1 would not exceed 4.50:1.0, the making of any Restricted Junior Payment in exchange for, or out of or with the net cash proceeds of the sale (other than to a Subsidiary of Borrower), Equity Interests of Borrower (other than Disqualified Equity Interests), or from the contribution of common equity capital to Borrower, the proceeds of the exercise or warrants, options or other similar instruments or the conversion of debt or Disqualified Equity Interests to common equity, in all cases after the ~~date hereof~~Closing Date, other than the proceeds of equity contributions made pursuant to Section 8.2, in each case so long as such proceeds have not been used for any other purpose; provided that such payment is substantially contemporaneously with the receipt of such proceeds;

(h)         the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of Borrower or any Guarantor that is contractually subordinated to the Loans or to any guarantee with respect to the Loans with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(i)          the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Borrower or any Restricted Subsidiary held by any current or former officer, director or employee of Borrower or any of its Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $3,000,000 in any calendar year (with 50% of the unused amounts in any calendar year being carried over to succeeding calendar years);

(j)          the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

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(k)         payments of cash, dividends, distributions, advances or other Restricted Junior Payments by Borrower or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Equity Interests of any such Person;

(l)          the redemption, repurchase or repayment of any Equity Interests of Borrower or any Restricted Subsidiary or any direct or indirect parent of Borrower, if required by any Gaming Authority or if determined in the good faith judgment of the board of directors, to be necessary to prevent the loss or to secure the grant or reinstatement of any Gaming License; and

(m)        so long as no Default or Event of Default has occurred and is continuing, since the ~~date hereof~~Closing Date, other Restricted Junior Payments in an aggregate amount not to exceed $7,500,000.

6.5         Restrictions on Subsidiary Distributions. Except as provided herein, no Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on any of such Subsidiary’s Equity Interests owned by Borrower or any other Restricted Subsidiary, (b) repay or prepay any Indebtedness owed to Borrower or any Restricted Subsidiary, (c) make loans or advances to Borrower or any Restricted Subsidiary, or (d) transfer, lease or license any of its property or assets to Borrower or any Restricted Subsidiary other than restrictions (i) in agreements evidencing Indebtedness permitted by Sections 6.1 and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the restrictions therein are not materially more restrictive, taken as a whole, than those contained herein, (ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business, (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Equity Interests not otherwise prohibited under this Agreement, (iv) in the Second Lien Credit Agreement, (v) restrictions imposed by applicable laws (including under applicable Gaming Law) or under the Credit Documents, (vi) Liens permitted to be incurred under Section 6.2 hereof that limit the right of the debtor to dispose of the assets subject to such Liens, (vii) restrictions on cash or other deposits or net worth imposed by customers, vendors or lessors under contracts entered into in the ordinary course of business, (viii) contained in agreements governing Permitted Refinancing Indebtedness; provided, that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not more restrictive, taken as a whole, than those contained in such agreements governing the Indebtedness being refinanced, and (ix) secured Indebtedness otherwise permitted to be incurred pursuant to Sections 6.1 and 6.2 hereof contained in agreements governing that limit the right of the debtor to dispose of the assets or properties securing the Indebtedness.

6.6         Investments. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

(a)          Investments in Cash and Cash Equivalents;

(b)          equity Investments owned as of the Closing Date in any Subsidiary and Investments made after the Closing Date in Borrower or in a Restricted Subsidiary; provided that the aggregate amount of Investments in Restricted Subsidiaries that are not Guarantors shall not exceed

109

(p)         Equity Interests (including pursuant to earn-outs) received by Borrower or a Restricted Subsidiary for services provided pursuant to a management agreement, operating agreement or similar agreement with respect to the management of a Person; and

(q)         any Investment made as a result of the receipt of non-cash consideration from a disposition that was made pursuant to and in compliance with Section 6.8;

(r)          any Investments received in compromise or resolution of (i) obligations of trade creditors or customers that were incurred in the ordinary course of business of Borrower or any of its Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; (ii) litigation, arbitration or other disputes; or (iii) the result of foreclosure, perfection or enforcement of any Lien;

(s)         any Investment existing on, or made pursuant to binding commitments existing on, the ~~date hereof~~Closing Date and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the ~~date hereof~~Closing Date; provided that the amount of any such Investment may be increased (i) as required by the terms of such Investment as in existence on the ~~date hereof~~Closing Date or (ii) as otherwise permitted hereunder;

(t)          [Reserved;]

(u)         payroll, travel, moving and similar advances to cover matters that are expected at the time of such advances to ultimately be treated as an expense for accounting purposes and are incurred in the ordinary course of business;

(v)         so long as (i) no Event of Default shall then be continuing or would result therefrom and (ii) on a pro forma basis, after giving effect thereto, the Total Leverage Ratio as of the last day of the then most recently ended Fiscal Quarter for which Financial Statements have been delivered pursuant to Section 5.1 would not exceed 4.50:1.00, any Investments made from Retained Excess Cash Flow; and

(w)        any Investment by Borrower or any of its Restricted Subsidiaries pursuant to this clause (w) that do not exceed, in the aggregate, the greater of (x) $25,000,000 and (y) 2.50% of Consolidated Net Tangible Assets of Borrower and its Restricted Subsidiaries.

Notwithstanding the foregoing, in no event shall any Credit Party make any Investment which results in or facilitates in any manner any Restricted Junior Payment not otherwise permitted under the terms of Section 6.4.

6.7        Financial Covenants. (a) Total Leverage Ratio. Borrower shall not permit the Total Leverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending September 30, 2013, to exceed the correlative ratio indicated:

Fiscal Quarter Ending	Total Leverage Ratio
9/30/2013	5.75:1.00
12/31/2013	5.75:1.00
3/31/2014	5.75:1.00

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

AMERICAN CASINO & ENTERTAINMENT
PROPERTIES LLC, as Borrower

By:
Name:
Title:

~~[NAME OF SUBSIDIARY]~~

ACEP ADVERTISING AGENCY, LLC

By:
Name:
Title:

ACEP INTERACTIVE, LLC

By:
Name:
Title:

ACEP MANAGEMENT, LLC

By:
Name:
Title:

AQUARIUS GAMING LLC

By:
Name:
Title:

ARIZONA CHARLIE’S, LLC

By:
Name:
Title:

[Signature Page Credit and Guaranty Agreement]

CHARLIE’S HOLDING LLC

By:
Name:
Title:

FRESCA, LLC

By:
Name:
Title:

STRATOSPHERE DEVELOPMENT, LLC

By:
Name:
Title:

STRATOSPHERE ENTERTAINMENT L.L.C.

By:
Name:
Title:

STRATOSPHERE GAMING LLC,

By:
Name:
Title:

STRATOSPHERE HOLDING, LLC,

By:
Name:
Title:

STRATOSPHERE LAND LLC,

By:
Name:
Title:

[Signature Page Credit and Guaranty Agreement]

STRATOSPHERE LEASING, LLC,

By:
Name:
Title:

W2007 AQUARIUS PROPCO, LLC,

By:
Name:
Title:

W2007 FRESCA PROPCO, LLC,

By:
Name:
Title:

W2007 STRATOSPHERE PROPCO, LLC,

By:
Name:
Title:

W2007 STRATOSPHERE LAND PROPCO, LLC,

By:
Name:
Title:

W2007 ARIZONA CHARLIES PROPCO, LLC

By:
Name:
Title:

[Signature Page Credit and Guaranty Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH,
as Administrative Agent, Collateral Agent,
Documentation Agent, Swing Line Lender, Issuing Bank
and a Lender

By:
Name:
Title:

By:
Name:
Title:

[Signature Page Credit and Guaranty Agreement]

GOLDMAN SACHS LENDING PARTNERS LLC,
as a Lender:

Goldman Sachs Lending Partners LLC
c/o Goldman, Sachs & Co.
30 Hudson Street, 36th Floor
Jersey City, NJ 07302
Attention: SBD Operations
Email: gsd.link@gs.com and ficc-sbdagency-nydallas@ny.email.gs.com with a copy to:

Goldman Sachs Lending Partners LLC
200 West Street
New York, New York 10282-2198
Attention: Gabe Jacobson
E-mail: ~~gabe.jacobson@gs.com~~gabe.jacobson@gs.com

APPENDIX B-3